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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      JOINT FILING AGREEMENT, dated as of the 12th day of April, 2000, between Hitachi, Ltd. and Hitachi Metals, Ltd.(collectively, the "Joint Filers").

      WHEREAS, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Joint Filers desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

      1. Amendment No. 2 to Schedule 13D with respect to the Common Stock, no par value per share, of California Micro Devices Corporation (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

      2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

      3. Each of the Joint Filers is responsible for the timely filing of the Amendment No. 2 to Schedule 13D to which this Joint Filing Agreement is an exhibit, and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

    IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.


                           Hitachi, Ltd.


                           By:   /s/  Yasuhiro Daimonji
                               ----------------------------
                           Name: Yasuhiro Daimonji
                           Title: Chairman of Hitachi Metals
                                       America, Ltd. and Attorney-In-
                                       Fact for Hitachi, Ltd. pursuant
                                       to Power of Attorney dated June
                                       10, 1997, filed herewith.



                      Hitachi Metals, Ltd.


                           By:   /s/  Taiji Yamada
                              ----------------------------
                           Name:  Taiji Yamada
                           Title: General Manager
                                       Finance and Accounting Group